Exhibit 10.1

DOVER CORPORATION
DEFERRED COMPENSATION PLAN
(As Amended and Restated effective as of September 21, 2020)

ARTICLE I

ESTABLISHMENT OF THE PLAN

    1.1    Purpose. The purpose of the Plan is to provide a means whereby the Company may afford a select group of management or highly compensated employees (as such phrase is defined for the purpose of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) with an opportunity to irrevocably defer to a future year the receipt of certain compensation. The Plan is intended to be an unfunded, nonqualified deferred compensation plan.

ARTICLE II

DEFINITIONS

    As used in this Plan, the following terms shall have the meanings herein specified:

    2.1    “Adverse Benefit Determination” means a denial, reduction, or termination of, or a failure to provide or make full or partial payment for, a Benefit, including any denial, reduction, termination, or failure to provide or make payment based on a determination of a claimant’s eligibility to participate in the Plan.

    2.2    “Appropriate Procedure” means the form, procedure or method provided or prescribed by the Committee for the purposes stated herein.

    2.3    “Beneficiary” means the person or persons designated by a Participant to receive any payments which may be required to be paid pursuant to the Plan following his or her death, or in the absence of any such designated person, the Participant’s estate; provided, however, that a married Participant’s Beneficiary shall be his or her spouse unless the spouse consents in writing to the designation of a different Beneficiary. For purposes hereof, Beneficiary may be a natural person or an estate or trust.

    2.4    “Benefit” means the amount credited to a Participant’s Deferred Compensation Account pursuant to such Participant’s Deferred Compensation Agreement, plus or minus Credited Investment Return (Loss).

    2.5    “Board” means the Board of Directors of Dover Corporation.

    2.6    “Bonus” means any cash incentive or other compensation which is awarded by the Company in its discretion to a Participant as remuneration based on annual calendar year performance in addition to the Participant’s Salary and any Cash-Based Long-Term
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Incentive Compensation. Bonus for purposes of this Plan shall be determined without regard to any reductions (a) for salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (b) pursuant to any deferral election in accordance with Article IV of the Plan.

    2.7    “Cash-Based Long-Term Incentive Compensation” means cash awards under the Cash Performance Awards provisions of the Dover Corporation 2012 Equity and Cash Incentive Plan, similar successor plans and such other plans or programs as the Committee from time to time shall designate. Cash-Based Long-Term Incentive Compensation for purposes of this Plan shall be determined without regard to any reductions (a) for salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (b) pursuant to any deferral election in accordance with Article IV of the Plan.

    2.8    “Change of Control” shall have the same meaning as specified in the Dover Corporation 2012 Equity and Cash Incentive Plan or any successor to such plan and program.

    2.9    “Code” means the Internal Revenue Code of 1986, as amended.

2.10    “Committee” means the Dover Corporation Benefits Committee.

    2.11    “Company” means Dover Corporation, a Delaware corporation, and any present or future subsidiary corporation of Dover Corporation, for the period of time such corporation is owned or controlled by Dover Corporation, unless the Committee determines that such entity should not be included in the Plan. For purposes of the Plan, the term “subsidiary corporation” shall be defined as set forth in Section 424(f) of the Code.

2.12    “Company Contribution” means amounts credited to one or more of a Participant's Sub-Accounts by the Company pursuant to Section 5.4.

2.13    "Company Discretionary Contribution Account" means a Sub-Account maintained for each Participant to which Company Discretionary Contributions made pursuant to Section 5.5 of the Plan are credited.

    2.14    “Compensation” means the Salary, Bonus and/or any Cash-Based Long-Term Incentive Compensation received by a Participant for a Plan Year and any other form of remuneration as the Committee shall determine.

    2.15    “Credited Investment Return (Loss)” means the hypothetical investment return which shall be credited to a Participant’s Deferred Compensation Account pursuant to Article V.

    2.16    “Deemed Investment Elections” means the investment elections described in Article V.

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    2.17    “Deferred Compensation Account” means the book entry account established under the Plan for each Participant, to which shall be credited specified deferrals and contributions attributable to a Participant and the Participant’s Credited Investment Return (Loss) determined under Article V and which shall be reduced by any distributions made to a Participant. A Participant’s Deferred Compensation Account shall include such Sub-Accounts as shall be established pursuant to the provisions of the Plan.

    2.18    “Deferred Compensation Agreement” means the agreement to participate in the Plan and defer Compensation between Participants and the Company in the form or Appropriate Procedure as the Committee may prescribe from time to time.

    2.19    “Determination Date” means the date on which the amount of a Participant's Deferred Compensation Account is determined as provided in Article V hereof. The last day of each business day shall be a Determination Date.

    2.20    “Disability” means a disability which causes a Participant who has not met the requirements for Retirement to be eligible to receive disability benefits under his or her employer’s long-term disability insurance program, provided that any such disability meets the criteria specified in Section 1.409A-3(i)(4) of the Treasury Regulations, or, in the case of a Participant who does not meet the criteria specified above, a disability which would cause the Participant to be determined to be totally disabled by the Social Security Administration and eligible for social security disability benefits. An Employee’s Disability shall be deemed to have ended on the last day of the last month with respect to which he or she receives benefits described in the preceding sentence.

    2.21    “Distribution Affidavit” means the affidavit of a Participant or Beneficiary submitted to the Company to claim that he or she is entitled to a different Benefit distribution than the Trustee has been directed to pay to the Participant or Beneficiary under the Plan. A Distribution Affidavit shall be considered a claim for benefits by the Participant or Beneficiary pursuant to Article VIII hereof.

    2.22    “Distribution Date” means the date on which distribution of a Participant’s Benefits is made or commenced pursuant to Article VI.

    2.23    “Effective Date” of the Plan as amended and restated as set forth herein means September 21, 2020. That Plan was previously amended and restated effective January 1, 2009. The original effective date of the Plan is August 1, 2001. For the period from January 1, 2005 through December 31, 2008, the Plan was administered in good faith compliance with Section 409A of the Code and applicable guidance issued by the Treasury Department and the Internal Revenue Service.

    2.24    “Eligible New Hire” means in individual who (i) is hired for the first time by the Company during a Plan Year, (ii) is selected for participation in the Plan by the Committee, and (iii) at the time of hire, has a Salary in excess of the applicable limit under Code Section 401(a)(17) for the Plan Year in which he or she is hired.
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2.25    “Grandfathered Benefit” means a Sub-Account that consists of the amount credited to a Participant’s Deferred Compensation Account as of December 31, 2004, plus or minus Credited Investment Return (Loss) on such amount thereafter.

    2.26    “Hardship” means one (1) or more of the following events which causes an unforeseen financial hardship to the Participant or his or her family:

a.A serious illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant;

b.A loss of the Participant’s primary residence due to casualty; or

c.Other similar circumstances arising out of events substantially beyond the control of the Participant, as determined by the Committee.

    2.27    “Investment Allocation Election Form” means the form or Appropriate Procedure prescribed by the Committee on which a Participant allocates his or her Deferred Compensation Account among one or more deemed investment options.

    2.28    “Investment Election Change Form” means the form or Appropriate Procedure prescribed by the Committee on which a Participant can make changes to his or her initial or any subsequent deemed investment elections.

    2.29    “Non-Grandfathered Benefit” means a Sub-Account that consists of the amount of deferrals and contributions credited to a Participant’s Deferred Compensation Account after December 31, 2004, plus or minus Credited Investment Return (Loss) thereon.

    2.30    “Participant” means a highly compensated or key management employee of the Company who has been designated by the Committee as eligible to participate in the Plan pursuant to Section 3.1 and for whom a Deferred Compensation Account has been established.

    2.31    "Participant's Deferred Cash-Based Long-Term Incentive Compensation Account" means a Sub-Account maintained for each Participant to which a Participant's Cash-Based Long-Term Incentive Compensation deferrals made pursuant to Section 4.1 of the Plan are credited.

2.32    "Participant's Deferred Salary and Bonus Account" means a Sub-Account maintained for each Participant to which a Participant's Salary and Bonus deferrals made pursuant to Section 4.1 of the Plan are credited.

2.33    “Plan” means this Dover Corporation Deferred Compensation Plan, as it may be amended from time to time.

    2.34    “Plan Year” means the calendar year.

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    2.35    “Retirement” means the Participant’s termination of employment on or after (a) his or her 65th birthday, (b) his or her completion of ten (10) “years of service” and attainment of age 55 or (c) with respect to a Participant’s Grandfathered Benefit, completion of such other time as the Committee, in its sole discretion, determines is sufficient to grant a Participant an approved earlier retirement date. For purposes hereof, a year of service means each period of twelve (12) months of completed employment with the Company or with any other entity which is required to be aggregated with Dover Corporation pursuant to Section 414(b) or (c) of the Code.

2.36    “Salary” for purposes of the Plan shall be the total of the Participant's base salary paid by the Company for a calendar year and considered "wages" for FICA and federal income tax withholding, but without regard to any deferrals made pursuant to this Plan and any reductions for salary deferred contributions to a plan qualified under Section 125 or Section 401(k) of the Code. For purposes of this Plan, Salary shall not include severance or other payments made in connection with a Participant's Termination of Service.

    2.37    “Scheduled In-Service Withdrawal Date” means the date or dates previously elected by a Participant for the early distribution of Benefits, as provided in Section 4.2 or Section 6.5.

2.38    "Scheduled Withdrawal Date" means the date or dates elected by a Participant for the distribution, as provided in Section 6.8.

    2.39 “Specified Employee” means an employee within the meaning of Section 409A(a)(2)(B)(i) of the Code and any applicable regulations or other pronouncements issued by the Internal Revenue Service with respect thereto. The determination of who the Specified Employees are as of any time shall be made by the Committee or by such committee, person or persons as the Committee shall delegate for such purpose.

    2.40    “Sub-Account” means a separate account or accounts into which a Participant’s Deferred Compensation Account shall be divided, including without limitation separate accounts with respect to a Participant’s Grandfathered Benefit and Non-Grandfathered Benefit. Such Sub-Accounts may be established with respect to the portion of a Deferred Compensation Account attributable to contributions made with respect to any Plan Year, or which was established to reflect the various investments in which the Participant’s Deferred Compensation Account is deemed to be invested or for such other purposes as the Committee may determine.

    2.41 “Termination of Service” means the Participant's ceasing his or her employment with the Company and each other entity which is required to be aggregated with Dover Corporation pursuant to Section 414(b) or (c) of the Code for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or Disability, in each instance that would meet the requirements to be considered a “Separation from Service” within the meaning of Section 1.409A-1(b) of the Treasury Regulations.

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    2.42    “Trust” means any grantor trust the Company may establish for the purpose of providing a source of funds for the payment of Benefits.

    2.43    “Trustee” means the trustee of the Trust.

    2.44    “Trust Agreement” means any Trust the agreement entered into between the Company and the Trustee, as amended or restated from time to time.

    2.45    “Unforeseeable Emergency” means one or more of the following events which causes a severe financial hardship to the Participant:

a.illness or accident of the Participant or his or her spouse, Beneficiary or dependent;

b.loss of the Participant’s property due to casualty, including the need to repair or rebuild such property with such repair or rebuild not covered by insurance;

c.other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, including, without limitation the need to pay medical expenses for the Participant or his or her spouse, Beneficiary or dependent, foreclosure of or eviction of the Participant from his or her primary residence or the payment of funeral expenses of the Participant or his or her spouse, Beneficiary or dependent.

    For purposes of this Section 2.45, “dependent” shall mean such term as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B).

ARTICLE III

ELIGIBILITY

    3.1    Eligibility to Participate.

(a)    The employees who shall be eligible to participate in the Plan shall be limited to key management or highly compensated employees of the Company who are selected by the Committee, in its sole discretion, to participate in the Plan, and who, at the time of filing a deferral election for a Plan Year pursuant to Article IV:

(i)    are on a regular periodic U.S. payroll of the Company; and

(ii)    have Salary at an annual rate of $175,000 or more for such Plan Year or such other limit as the Committee shall establish from time to time.

The Committee may from time to time, in its sole and absolute discretion, modify the above eligibility requirements and make such additional or other requirements for eligibility as it may determine.
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(b)    Cessation of Deferrals. To the extent permitted by Code Section 409A, a Participant’s future deferrals under the Plan shall cease, and the Participant may not defer any Compensation under the Plan, during any year in which he or she fails to satisfy the minimum annual compensation threshold of Section 3.1(a)(ii) above.

ARTICLE IV

ELECTION TO DEFER

    4.1    Compensation Eligible for Deferral. A Participant may elect to defer Salary, Bonus and/or Cash-Based Long-Term Incentive Compensation for each Plan Year as follows:

a.Any whole-number percentage of Salary up to 50%;

b.Any whole-number percentage of Bonus up to 100%;

c.Any whole-number percentage of Cash-Based Long-Term Incentive Compensation up to 100%; and/or

d.Such combination of percentage of Bonus or Cash-Based Long-Term Incentive Compensation (not exceeding the percentages set forth above) and any other form of Compensation as the Committee in its sole discretion may determine.

    In the event that a Participant’s Compensation remaining after the Participant elects to defer an amount of his or her Salary, Bonus and/or Cash-Based Long-Term Incentive Compensation or other amounts permitted to be deferred hereunder is not sufficient to allow for the full payment of all FICA, federal, state and/or local income tax liabilities or benefit plan withholding requirements, the actual amount which shall be credited to the Participant's Deferred Compensation Account shall be reduced to the extent necessary for the maximum amount allowable after all applicable taxes and withholding requirements have been met.

    4.2    Deferral Election. An employee eligible to make a deferral election or who anticipates becoming eligible to make a deferral election in the upcoming Plan Year shall become a Participant by timely executing a Deferred Compensation Agreement and such other documents as the Committee shall designate and delivering such agreement and other documents or complying with the Appropriate Procedure as directed by the Committee. The Deferred Compensation Agreement shall specify:

        (a)    the portion to be deferred of Salary, Bonus and/or Cash-Based Long-Term Incentive Compensation and any other form of Compensation permitted by the Committee; and

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        (b)    the time for the commencement of payment of Benefits which must be either on account of Termination of Service or Scheduled Withdrawal Date, or with respect to amounts deferred with respect to Plan Years beginning prior to January 1, 2014, Termination of Service, Retirement, Disability, or at a Scheduled In-Service Withdrawal Date. A Participant may select a different time for commencement of payment of Benefits attributable to Compensation deferred with respect to each Plan Year.

    Once a properly completed Deferred Compensation Agreement is received by the Committee, the elections of the Participant shall be irrevocable, except as otherwise provided herein.

    4.3    Timing of Deferral Election.

        (a)    Election to Defer Salary. Elections to defer the receipt of Salary must be received by the Committee by November 30 (or such later date within the same year as the Committee shall determine) of each year to be effective with respect to the first pay period of the following Plan Year. If no election is timely received by the Committee, an individual will be deemed to have elected to make no deferral of Salary for the following Plan Year.

        (b)    Election to Defer Bonus, Cash-Based Long-Term Incentive Compensation, and Other Compensation. Elections to defer receipt of any Bonus and/or Cash-Based Long-Term Incentive Compensation must be received by the Committee by November 30 (or such later date as the Committee shall determine) of each year to be effective for the Bonus and/or Cash-Based Long-Term Incentive Compensation payable in the second Plan Year following the Plan Year during which the election is made. If no election is timely received by the Committee, an individual will be deemed to have elected to make no deferral of Bonus and/or Cash-Based Long-Term Incentive Compensation otherwise payable in the second Plan Year following the Plan Year for which such election would have been made. The Committee shall determine the timing of deferrals of other forms of Compensation.

        (c)    Election in Initial Year of Eligibility. With respect to Participants who (i) are the Chief Executive Office of the Company, or (ii) are Eligible New Hires, elections to defer receipt of any Salary, Bonus and/or Cash-Based Long-Term Incentive Compensation earned for services during the Plan Year in which such individual first becomes a Participant in accordance with Section 3.1(a) must be received by the Committee within 30 days after the date on which the employee first becomes a Participant in accordance with Section 3.1(a). Any election made pursuant to this Section 4.3(c) shall only apply with respect to compensation for services to be performed after the election.

(d)    Changing an Election. A Participant’s deferral election under Section 4.3(a) or 4.3(b) shall be irrevocable for the Plan Year for which it is made.

ARTICLE V
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DEFERRED COMPENSATION ACCOUNT

    5.1    Establishment of Deferred Compensation Account. Compensation deferred hereunder shall be credited to a Deferred Compensation Account (or Sub-Account) established by the Committee for each Participant. The amount of Compensation deferred by a Participant shall be credited to his or her Deferred Compensation Account (or Sub-Account) within five (5) business days of the date on which such amounts would have been paid to the Participant but for the Participant’s election to defer receipt hereunder, or as soon thereafter as is administratively practicable. Company Contributions for a Plan Year shall be credited to a Participant's Deferred Compensation Account (or Sub-Account) as of a date determined by the Committee during the first calendar quarter following the end of the Plan Year.

    Each Participant's Deferred Compensation Account (or Sub-Account) as of each Determination Date shall consist of the balance of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date adjusted for:

(a)    additional deferrals pursuant to Section 4.2,

        (b)    Company Contributions (if any) pursuant to Section 5.4;

(c)    Company Discretionary Contributions (if any) pursuant to Section 5.5;

        (d)    distributions (if any); and

        (e)    the appropriate Credited Investment Return (Loss).

All adjustments and earnings related thereto, will be determined on a daily basis and recorded to the Participants’ Deferred Compensation Accounts as of each Determination Date.

    5.2    Deemed Investment Elections. The Committee shall designate from time to time one or more investment options in which Deferred Compensation Accounts (or Sub-Accounts) may be deemed invested. A Participant or Beneficiary shall allocate his or her Deferred Compensation Account among the deemed investment options in one percent (1%) increments by filing with the Committee an Investment Allocation Election Form. Notwithstanding the foregoing, the Committee may disapprove a Participant’s deemed investment elections and allocate a Participant’s Deferred Compensation Account in any manner as it, in its sole discretion, shall determine.

    The Committee shall have the sole discretion to determine the number of deemed investment options to be designated hereunder and the nature of the options and may change or eliminate any of the deemed investment options from time to time. In the event of such change or elimination, the Committee shall give each Participant timely notice and opportunity to make a new election. Failure of a Participant to do so shall
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grant the Committee absolute discretion to make an election for such Participant. No such change shall be considered to be an amendment to the Plan pursuant to Section 9.1.

    5.3    Change of Investment Election. After selecting his or her initial deemed investment elections under Section 5.2, a Participant may make changes to his or her deemed investment elections for amounts deferred for a Plan Year and all amounts in such Participant’s Deferred Compensation Account. Such changes may be made only in whole percentages. Any such change shall be effective on the business day following such change.

    5.4    Company Contributions. For Participants who are not eligible to participate in the Dover Corporation Pension Replacement Plan, the Company shall credit the Participant's applicable Sub-Accounts at the end of each Plan Year as follows:

(a)    Each Participant making Salary and Bonus deferrals under the Plan for a Plan Year shall be credited with Company Annual Matching Contributions for that Plan Year at the rate of 100% on the first 1% of Salary and Bonus deferrals made under this Plan for that Plan Year plus 50% of the next 5% of such Salary and Bonus deferrals made under this Plan for that Plan Year. The amount of Salary and Bonus deferrals eligible for matching contributions under this Plan shall not to exceed 6% of the Participant's Salary and Bonus which is in excess of the Participant's compensation that is used to determine his or her matching contributions under the terms of the Dover Corporation Retirement Savings Plan for the Plan Year.

(b)    Each Participant shall be credited with Company Annual Basic Contributions for that Plan Year on the amount by which the Participant's annual rate of Salary and Bonus exceeds the Participant's compensation that is used to determine his or her "Automatic Contributions" under the terms of the Dover Corporation Retirement Savings Plan at the rate, and to the extent, if any, that the business unit by which the Participant is employed makes "Automatic Contributions" to the Dover Corporation Retirement Savings Plan for that Plan Year.

(c)    Company Contributions credited to a Participant pursuant to Sections 5.4(a) and (b) above with respect to a given Plan Year shall be distributed in accordance with the distribution elections such Participant has for Salary deferred for such Plan Year, provided, if the Participant has no Salary deferral for such Plan Year, such Company Contributions credited to a Participant for such Plan Year shall be distributed in accordance with the distribution elections such Participant has for Bonus deferred for such Plan Year, provided further, that if the Participant has no Salary or Bonus deferral for such Plan Year, such Company Contributions credited to a Participant for such Plan Year shall be distributed in accordance with the distribution elections such Participant has for Cash-Based Long-Term Incentive Compensation deferred for such Plan Year provided further, that if a Participant has no deferral elections for such Plan Year, such Company Contributions, if any, shall be distributed in a single lump sum upon the Participant's Termination of Service.

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5.5    Discretionary Contributions. In addition to the Company Contributions set forth in Section 5.4, the Company may choose at any time to credit Company Discretionary Contributions to the Company Discretionary Contribution Account of a Participant as the Committee shall determine in its discretion from time to time, based on individual or overall corporate performance or such other criteria as the Committee shall determine. The distribution of any Discretionary Contribution shall be in such form and at such time as determined by the Committee, but in no event later than the time required by Treasury Regulation 1.409A-2(a)(2) with respect to non-elective employer elections.

    5.6    Credited Investment Return (Loss). Each Participant’s Deferred Compensation Account (or Sub-Account) shall be credited monthly, or more frequently as the Committee may specify, with the Credited Investment Return (Loss) attributable to his or her Deferred Compensation Account (or Sub-Account). The Credited Investment Return (Loss) is the amount which the Participant’s Deferred Compensation Account would have earned if the amounts credited to the Deferred Compensation Account had, in fact, been invested in accordance with the Participant’s Deemed Investment Elections.

    5.7    Vesting. A Participant shall be one hundred percent (100%) vested in the amounts the Participant elects to defer into his or her Deferred Compensation Account and the Credited Investment Return (Loss) credited thereon. In the event a Company Discretionary Contribution is credited to a Participant's Deferred Compensation Account pursuant to Section 5.5, the Company Contribution and the Credited Investment Return (Loss) thereon shall vest as determined in the discretion of the Committee.

5.8    Supplemental Accrued Benefit.

(a)    If a Participant who participates in the Dover Corporation Pension Plan has a Termination of Service under circumstances in which a vested accrued benefit is payable to him or her under the Dover Corporation Pension Plan, then a Supplemental Accrued Benefit (as described below) shall be payable to him or her as provided in this Section 5.8. A Participant’s "Supplemental Accrued Benefit" shall be an annual amount equal to the excess of:

(i)    the annual accrued benefit that the Participant otherwise would have been entitled to receive under the Dover Corporation Pension Plan if deferrals of Salary and Bonus under this Plan for a Plan Year had been included in the definition of "Compensation" under the Dover Corporation Pension Plan for such Plan Year commencing with Plan Years beginning on or after January 1, 2016, over

(ii)    the annual accrued benefit that the Participant is actually entitled to receive under the Dover Corporation Pension Plan.

(b)    A Participant's Supplemental Accrued Benefit under this Section 5.8, if any, shall be distributed in the form of an actuarially equivalent lump sum payment upon such Participant's Termination of Service at the time described in Section 6.9(a). The
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lump sum actuarial equivalent shall be determined using the assumptions for determining actuarial equivalent lump sums in Program SI-Dover Corporation Pension Program of the Dover Corporation Pension Plan as in effect on day on which such distribution is processed, or if the Dover Corporation Pension Plan has been terminated, as in effect on the date of termination of the Dover Corporation Pension Plan.
(c)    For the avoidance of doubt, a Participant's Supplemental Accrued Benefit, if any, is not considered part of a Participant's Deferred Compensation Account.

ARTICLE VI

PAYMENT OF DEFERRED COMPENSATION ACCOUNT

    6.1    Time of Payment. Except as otherwise specifically provided herein, distribution of the vested balance of a Participant’s Deferred Compensation Account (or Sub-Account) shall be made to such Participant as set forth in Section 6.9.
    6.2    Distribution upon Retirement or Disability. For Plan Years beginning prior to January 1, 2014, a Participant was permitted to elect distributions of Plan accounts upon his or her Retirement or Disability. With respect to any such election, upon a Participant's Retirement or Disability, his or her Deferred Compensation Account (or Sub-Account) shall be payable over a period of five (5), ten (10) or fifteen (15) years, or in a single lump sum payment, as elected by the Participant in his or her Deferred Compensation Agreement or as otherwise elected pursuant to the provisions of the Plan. If a Participant fails to make a valid distribution election, the distribution shall be made in annual installments over a ten (10) year period. Notwithstanding the above, distributions as a result of Retirement may be deferred as elected by a Participant; provided, however, in no event may any distribution commence later than the last day of the first calendar quarter of the year following the year in which the Participant attains age seventy (70), regardless of whether the Participant has terminated employment with the Company. A Participant may change the method of distribution on account of Retirement or Disability (from lump sum to installments or vice versa or to change the date on which a distribution would be made or commence to be made or the period over which the installments would be made) by giving at least twelve (12) months notice to the Committee by following the Appropriate Procedure prior to his or her Retirement or attainment of age seventy (70), if applicable and, if such election is on account of Retirement or Disability, the election shall not take effect until at least 12 months after the date on which the election is made; provided further, however, that the distribution, or commencement of the distribution, of any Non-Grandfathered Benefit on account of Retirement is extended for at least five (5) years beyond the prior time as of which the distribution was to have been made or commence to have been made. If, prior to distribution of the Participant’s Deferred Compensation Account, a Participant who had incurred a Disability no longer meets the definition of Disability and returns to work with the Company, no payment of a Grandfathered Benefit shall be made from the Plan on account of the prior Disability, and distribution of the Participant’s Deferred
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Compensation Account shall be made as otherwise provided in this Article VI. All distributions subject to this Section 6.2 shall be determined and paid pursuant to, and shall otherwise be subject to, the provisions of Sections 6.9, 6.10, and 6.11. This Section 6.2 shall not apply to any deferrals or contribution credits made with respect to any Plan Year beginning on or after January 1, 2014.

    6.3    Distribution Upon Death. In the event a Participant dies prior to the distribution of the Participant's entire Deferred Compensation Account, distribution of the Participant's Deferred Compensation Account (or the remaining balance thereof) shall be made in a single lump sum payment on such date as the Committee shall determine; provided, however, that such date shall be within ninety (90) days following the Participant's Death or such later date as shall meet the requirements of the Treasury Regulations. All distributions subject to this Section 6.3 shall be determined and paid pursuant to, and shall otherwise be subject to, the provisions of Sections 6.9 and 6.10.

    6.4    Distribution Upon Other Termination of Service.

(a)    With respect to any amounts deferred or credited under the Plan with respect to Plan Years beginning before January 1, 2014, if a Participant incurs a Termination of Service, voluntarily or involuntarily, for reasons other than Retirement, death or Disability, the value of the Participant’s Deferred Compensation Account balance shall be paid in a single lump sum payment pursuant to Sections 6.9, 6.10 and 6.11.

(b)    With respect to any amounts deferred under the Plan with respect to Plan Years beginning on or after January 1, 2014, upon a Participant's Termination of Service, his or her Deferred Compensation Account (or Sub-Account) shall be payable over a period of one (1) to ten (10) years, or in a single lump sum payment, as elected by the Participant in his or her Deferred Compensation Agreement. If a Participant fails to make a valid distribution election, the distribution shall be made in a single lump sum payment. In the event that a Participant's Deferred Compensation Account shall have a balance of $100,000 or less as of the date of Termination of Service, distribution shall be made in a single lump sum payment regardless of any distribution election made by the Participant. Notwithstanding the above, a distribution election made by a Participant upon Termination of Service may be further deferred as elected by a Participant; provided, however, in no event may any distribution commence later than the last day of the first calendar quarter of the year following the year in which the Participant attains age seventy (70), regardless of whether the Participant has terminated employment with the Company. A Participant may change the method of distribution on account of Termination of Service (from lump sum to installments or vice versa or to change the date on which a distribution would be made or commence to be made or the period over which the installments would be made) by giving at least twelve (12) months' notice to the Committee by following the Appropriate Procedure prior to his or her Termination of Service or attainment of age seventy (70), if applicable and, the election shall not take effect until at least 12 months after the date on which the election is made; provided
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further, however, that the distribution, is extended for at least five (5) years beyond the prior time as of which the distribution was to have been made or commence to have been made. A Participant shall be granted no more than two (2) such extensions with respect to Termination of Service. All distributions subject to this Section 6.4(b) shall be determined and paid pursuant to, and shall otherwise be subject to, the provisions of Sections 6.9, 6.10 and 6.11.

    6.5    Scheduled In-Service Withdrawals.

(a)    For Plan Years beginning prior to January 1, 2014, a Participant was permitted to elect a Scheduled In-Service Withdrawal Date applicable to all or a portion of his or her Deferred Compensation Account or applicable to all or a portion of a Sub-Account attributable to contributions made with respect to any specified Plan Year beginning prior to January 1, 2014. A Participant may elect to extend to a later date a Scheduled In-Service Withdrawal Date by filing a written request to do so with the Committee at least twelve (12) months prior to such date (such election not taking effect until at least 12 months after the date on which the election is made). A Participant shall be granted no more than two (2) such extensions with respect to any initial Scheduled In-Service Withdrawal Date. The minimum period of extension (i) with respect to a Participant’s Grandfathered Benefit is two (2) years from the original Scheduled In-Service Withdrawal Date with respect to the first extension and two (2) years from the extended date of distribution with respect to the second extension and (ii) with respect to the Participant’s Non-Grandfathered Benefit is five (5) years beyond the prior time as of which the distribution was to have been made or commence to have been made with respect to the first extension and five (5) years from the extended date of distribution with respect to the second extension. No Scheduled In-Service Withdrawals are permitted with respect to any amount deferred or credited under the Plan with respect to Plan Years beginning on or after January 1, 2014.

(b)    No election of a Scheduled In-Service Withdrawal Date shall be given effect unless such election specifies a Scheduled In-Service Withdrawal Date which is at least two (2) years after the end of the Plan Year in which the election is received by the Committee. The distribution of the elected amount or portion of the Participant’s Deferred Compensation Account (or Sub-Account) must commence no later than the last day of the first calendar quarter of the year following the year in which the Participant attains age seventy (70), regardless of whether the Participant has terminated employment with the Company.

(c)    A Participant may elect to receive the distribution in a single lump sum payment or annual installments over two (2), three (3), four (4) or five (5) years. The form of distribution may be amended by the Participant up to twelve (12) months prior to any elected Scheduled In-Service Withdrawal Date by giving prior written notice to the Committee (such election not taking effect until at least 12 months after the date on which the election is made); provided, however, that the time of distribution of Non Grandfathered Benefits whose form of distribution is amended shall be extended for a period of not less than 5 (years) beyond the prior time as of which the distribution was to
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have been made or commence to have been made. All distributions subject to this Section 6.5 shall be determined and paid pursuant to, and shall otherwise be subject to, the provisions of Sections 6.9, 6.10 and 6.11.

(d)    If a Participant incurs a Termination of Service by reason of Retirement or Disability prior to a Scheduled In-Service Withdrawal Date, the amount of the distribution shall be distributed as the Participant elected for Retirement or Disability, as the case may be. If the Participant incurs a Termination of Service for any other reason, the distribution will be in the form of a single lump sum payment. If a Participant incurs a Termination of Service by reason of Retirement or Disability while he or she is receiving scheduled in-service installment distributions, the balance of the Participant’s Deferred Compensation Account shall be distributed to the Participant as elected for Retirement or Disability, as the case may be. If the Participant incurs a Termination of Service for any other reason, the remaining installments will be distributed in a single lump sum payment.

    6.6    Non-Scheduled Withdrawals. Other provisions of the Plan notwithstanding, a Participant may at any time request a distribution of some or all of his or her Grandfathered Benefit (with a minimum distribution amount of $5,000) for any reason. In such event, ten percent (10%) of the amount requested to be distributed from the Participant’s Grandfathered Benefit will be forfeited and not paid to the Participant, and, if the Participant continues to be employed with the Company, the Participant may make no further deferrals during the period commencing on the first day of the Plan Year next following the Plan Year in which the distribution was made and continuing thereafter for a period equal to twelve (12) months plus the number of days from the date on which the distribution was made to the last day of the Plan Year in which the distribution was made. Notwithstanding the foregoing, if the distribution is requested within one (1) year following a Change of Control, only five percent (5%) of the amount requested to be distributed from the Participant’s Grandfathered Benefit will be forfeited and not paid to the Participant and, if the Participant continues to be employed with the Company, the Participant may make no further deferrals for the following Plan Year. Any amounts forfeited may, at such time as the Committee shall determine, be returned to the Company, to the extent such amounts are then held in the Trust.

    6.7    Hardship Distributions and Distributions on Account of an Unforeseeable Emergency.

(a) This Section 6.7(a) is applicable with respect to a Participant’s Grandfathered Benefit. In the event that the Committee, upon written petition of a Participant or Beneficiary, determines in its sole discretion that the Participant or Beneficiary has suffered a Hardship, the Committee shall distribute to the Participant or Beneficiary as soon as reasonably practicable following such determination, an amount, not in excess of the value of the Participant's Grandfathered Benefit, necessary to alleviate the Hardship. A Participant or Beneficiary claiming Hardship will be required to submit such documentation of the Hardship and proof that the loss is not covered by other means as
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the Committee shall request. A Participant who has been granted a distribution on account of Hardship may, if the Participant continues to be employed with the Company, make no further deferrals for the balance of that Plan Year and the following Plan Year.

        (b)     This Section 6.7(b) is applicable with respect to a Participant’s Non-Grandfathered Benefit. In the event that the Committee, upon written petition of a Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Committee may distribute, within 90 days of such occurrence, an amount not in excess of the value of the Participant’s vested Non-Grandfathered Benefit, necessary to alleviate such Unforeseeable Emergency. A Participant claiming an Unforeseeable emergency will be required to submit such documentation of the Unforeseeable Emergency and proof that the loss is not covered by other means that are reasonably available to the Participant as the Committee shall request.

    Entitlement of a Participant to a withdrawal on account of an Unforeseeable Emergency shall be contingent on meeting the requirements set forth below. A withdrawal is on account of an Unforeseeable Emergency if the withdrawal is made on account of an "immediate and heavy financial need" of the Participant as the result of an Unforeseeable Emergency and is "necessary" to satisfy the financial need. A withdrawal is "necessary" to satisfy a financial need of the Participant only if the Participant demonstrates to the satisfaction of the Committee that the withdrawal is in an amount which does not exceed the amount required to meet such financial need and cannot be satisfied from other resources reasonably available to the Participant, including, without limitation, by reimbursement or compensation from insurance or by the liquidation of the Participant’s assets (to the extent any such liquidation does not cause a severe financial hardship) or by cancellation of any deferrals elected by the Participant. A withdrawal will not be deemed "necessary" to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied: (i) the withdrawal does not exceed the amount necessary to alleviate the immediate and heavy financial need of the Participant (plus the amount of any tax or penalties attributable to the amount of the withdrawal), (ii) the Participant has obtained all currently available distributions from other non-qualified deferred compensation plans, other than any distributions on account of the Unforeseeable Emergency currently available under other non-qualified plans maintained by the Company, whether or not such plans are subject to Section 409A of the Code; (iii) deferral elections of the Participant under this Plan will be cancelled, as will any deferral elections permitted to be cancelled under any other non-qualified deferred compensation plan that would be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c) without violating the provisions of Section 409A of the Code; provided, however, that the actions listed above do not increase the Participant’s financial need.

    The Committee may require such financial and other information as is reasonably necessary for it to make a determination hereunder and may reasonably rely on representations made by the Participant pursuant hereto. The Committee's determination
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shall be made on the basis of all relevant facts and circumstances under the general rules set forth above and shall be final.

    6.8    Scheduled Withdrawals. With respect to deferral elections made effective for Plan Years commencing on and after January 1, 2016, A Participant may elect a Scheduled Withdrawal Date applicable to all or a portion of his or her Deferred Compensation Account or applicable to all or a portion of a Sub-Account attributable to contributions made with respect to any specified Plan Year. Such election shall be made in the Participant’s Deferred Compensation Agreement and shall specify the portion or amount of the Participant’s Deferred Compensation Account (or, if applicable, Sub-Account) to be distributed and the form of payment for such distribution; provided that such portion or amount specified shall not exceed the portion or amount credited to the Participant’s Deferred Compensation Account which is vested as of any Scheduled Withdrawal Date. No election of a Scheduled Withdrawal Date shall be given effect unless such election specifies a Scheduled Withdrawal Date which is at least two (2) years after the end of the Plan Year in which the election is received by the Committee. A Participant may elect to receive the distribution under this Section 6.8 in a single lump sum payment or annual installments over two (2) to ten (10) years. The form of distribution of a distribution to be made on a Scheduled Withdrawal Date may be amended by the Participant from time to time and at any time up to twelve (12) months prior to any elected Scheduled Withdrawal Date by giving prior written notice to the Committee (such election not taking effect until at least twelve (12) months after the date on which the election is made); provided, however, that the distribution for which the form of distribution is amended hall not be made or commence earlier than five years after the date such amount would have otherwise become payable as determined under Treasury Regulation Section 1.409A-2(b) and a Participant shall be granted no more than two (2) such extensions with respect to any initial Scheduled Withdrawal Date. For the avoidance of doubt, a Participant's Termination of Service prior to a Scheduled Withdrawal Date will not accelerate the time of payment of any payment due on such Scheduled Withdrawal Date.

    6.9    Distributions Generally.

        (a)    All distributions from the Plan (other than non-scheduled withdrawals pursuant to Section 6.6 or distributions on account of Hardship or an Unforeseeable Emergency pursuant to Section 6.7) shall be made in accordance with the following procedure: the Participant’s Deferred Compensation Account or Sub-Account from which the distribution is to be made shall be valued as of the March 15th of the Plan Year next following the Plan Year in which the Participant’s Retirement, Disability, death, Termination of Service or other “distributable event” occurs. If the distribution is to be made in a single lump sum payment, the lump sum shall be paid as soon as administratively practicable following the March 15th as of which the valuation described above is made, but in no event later than the March 31st following such valuation. If the distribution is to be made in installments, the same March 15th valuation described above shall be made and then divided by the number of years over which the installment
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payments are to be made. Such amount shall be paid as soon as administratively practicable after the determination is made, but in no event later than the March 31st following such March 15th valuation. A new valuation and annual installment amount (based on the number of remaining annual installments to be made) shall be determined as of each subsequent March 15th during which installment payments are to be made and such payments shall be made no later than the March 31st following each such determination. As used herein, “distributable event” shall mean the date of a Participant’s Retirement, Disability, death or Termination of Service; provided, however, that if a Participant has elected to have a payment deferred for a specified period following Retirement, “distributable event” with respect to such payment shall mean the year to which the payment is deferred. Examples to illustrate the application of the timing of the valuation and distribution of Account values pursuant to Section 6.9 are provided in the Appendix 1 to the Plan.

        (b)    Notwithstanding the foregoing, if the Deferred Compensation Account or Sub-Account or Sub-Accounts from which all initial installment payments which begin to be made during a year is $50,000 or less as of the applicable March 15th valuation described in Section 6.9(a) above, the entire amount remaining in such Deferred Compensation Account or Sub-Account shall be distributed in a single lump sum payment as soon as administratively practicable following such March 15th valuation, but in no event later than the March 31st following such March 15th valuation. This Section 6.9(b) shall not apply to deferrals made with respect to Plan Years beginning after December 31, 2020.

        (c)    Distributions of Non-Scheduled Withdrawals and on account of Hardship or an Unforeseeable Emergency shall be made as soon as administratively practicable (and in the case of an Unforeseeable Emergency, no later than 90 days) following, if applicable, approval of such distributions by the Committee, or, if later, in the case of Non-Scheduled Withdrawals, the date requested by the Participant or, if applicable, approved by the Committee for such distribution.

        (d)    Notwithstanding the foregoing, the Committee in its sole discretion may revise any of the distribution procedures or timing described above; provided that no such distribution shall be made or commence to be made later than the March 31st of the year following the date of the relevant distribution event and no such revision shall cause any Grandfathered Benefit to become subject to Section 409A of the Code or any Participant or other payee to become subject to any additional tax or other penalty pursuant to Section 409A of the Code.

        (e)    The distribution to a Participant or Beneficiary of the full amount of the Participant’s Deferred Compensation Account under the Plan shall be in full satisfaction of all claims the Participant or Beneficiary may have against the Company, Committee or Trustee with respect to the Plan, and the Committee in its discretion may require that any payee under the Plan execute a receipt and release as a condition precedent to the receipt of any distribution from the Plan.
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        (f)    The entitlement to a series of installment payments under the Plan shall be treated as a single payment for purposes of Section 409A, including for purposes of the subsequent changes in the time or form of payment as provided in Treasury Regulation Section 1.409A-2(b)(2).

        (g)    Although it is intended that payments scheduled to be made under the Plan shall be made as provided herein, in no event shall any such payment be made later than the end of the calendar year in which the scheduled payment was to have been made, or, if later, prior to the 15th day of the third month following the date as of which the scheduled payment was to have been made; provided, however, that the Participant or Beneficiary shall not have any direct or indirect discretion to designate the taxable year in which such payment pursuant to this Section 6.9(g) is to be made. For purposes hereof, the scheduled payment date of a payment that is scheduled to be made during a 90-day period shall be the first day of the 90-day period.

        (h)     Notwithstanding any provision hereof to the contrary, the Committee shall have the discretion to modify the time or schedule of payments to be made hereunder, but only in the circumstances described in Section 1.409A-3(j)(4) of the Treasury Regulations, or, subject to applicable provisions of Section 409A of the Code, as may be necessary to comply with applicable law.

    6.10    Distributions in Cash. All distributions of Deferred Compensation Accounts shall be paid in United States dollars.

    6.11    Distributions to Specified Employees. Notwithstanding any provision of the Plan to the contrary, no distribution of a Non-Grandfathered Benefit to a Specified Employee following his or her Termination of Service (other than as the result of the Specified Employee’s death) shall be made (or commence to be made) earlier than the first day of the month coincident with or next following six months after his or her Termination of Service. Any distribution subject to this provision shall be delayed until the end of the six-month period, and any payment due within the six-month period shall be paid at the beginning of the seventh month following the date of the Specified Employee’s Termination of Service.

    6.12    Compliance with Section 409A. It is intended that (a) this Plan and all benefits payable thereunder shall comply in all material respects with the applicable provisions of Section 409A of the Code; (b) to the maximum extent possible each provision of the Plan, and any actions taken pursuant to the Plan, shall be interpreted so that any such provision or action shall be deemed to be in compliance with Section 409A of the Code; and (c) no election made by a Participant hereunder, and no change made by a Participant to a previous election shall be accepted the Committee determines that acceptance of such election or change could violate any of the requirements of Section 409A of the Code, resulting in early taxation and penalties. Neither the Company nor its current employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties or
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interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A of the Code.

6.13    Designation of Beneficiary. The Participant shall have the right to designate, on such form as may be prescribed by the Company, a Beneficiary or Beneficiaries to receive any Benefits due under Article VI which may remain unpaid at the Participant’s death and shall have the right at any time to revoke such designation and to substitute another such Beneficiary or Beneficiaries. If, upon the death of the Participant, there is no valid designation of a Beneficiary or no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate. If a Beneficiary survives the Participant and dies prior to the distribution of all Benefits to which such Beneficiary is entitled from the Plan, any remaining amounts payable from the Plan shall be paid to the Beneficiary’s estate.

ARTICLE VII

CLAIM FOR BENEFITS PROCEDURE

    7.1    Claim for Benefits.

        (a)    Any claim for benefits under the Plan shall be made in writing to the Committee. A Distribution Affidavit submitted to the Company by a Participant or Beneficiary shall be considered a claim for benefits to be determined by the Committee in accordance with the claim review procedures set forth in this Article VII.

        (b)    If a claim for benefits is wholly or partially denied (i.e., is an “Adverse Benefit Determination”), the Committee shall notify the claimant (or his or her authorized representative) of such Adverse Benefit Determination, either in writing or electronically, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Committee, unless the Committee determines that special circumstances warrant an extension of time for processing the claim. If the Committee determines that special circumstances require an extension of time for processing a claim, the Committee shall furnish written notification of the extension to the claimant (or his or her authorized representative) prior to the termination of the initial ninety (90) day period, but in no event shall the extension exceed a period of 90 days from the end of such initial period. The notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

    The Committee shall provide the claimant with written or electronic notice of the Adverse Benefit Determination. Such notice shall provide:

            (i)    The specific reason(s) for the Adverse Benefit Determination;

          (ii)     Specific references to the relevant Plan provisions (including internal rules, guidelines, etc.) upon which the determination is based;

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             (iii)    A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

             (iv)    A description of the Plan's claim review procedure, including time limits applicable to those procedures, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination.

    7.2    Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant (or his or her authorized representative) of written or electronic notice of the Adverse Benefit Determination, the claimant (or his or her authorized representative) may, within sixty (60) days, file a written request with the Committee requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she (or his or her authorized representative) may review relevant documents and may submit written comments, documents, records and other information relating to the claim for benefits, regardless of whether the information was submitted or considered in the initial benefit determination. The claimant (or his or her authorized representative) must be given, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. To provide for fair review and a full record, the claimant (or his or her authorized representative) must submit in writing all facts, reasons and arguments in support of his or her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

    7.3    Decision Upon Review of a Denial of a Claim for Benefits. The Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. If the Committee determines that special circumstances require an extension of time for deciding the determination on review, the Committee shall furnish written notification of the extension to the claimant (or his or her authorized representative) prior to the termination of the initial sixty (60) day period. The notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.

    The Committee shall provide the claimant (or his or her authorized representative) with written or electronic notice of the Committee’s determination on review. In the case of an Adverse Benefit Determination, such notice shall:

        (a)    Provide the specific reason(s) for the Adverse Benefit Determination;

        (b)    Be written in a manner calculated to be understood by the claimant;

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        (c)    Provide specific references to the relevant Plan provisions upon which the determination is based;

        (d)    Include a statement that the claimant (or his or her authorized representative) may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

        (e)    Include a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s (or his or her authorized representative’s) right to obtain the information about such procedures, along with a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

The decision of the Committee shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant. No arbitration pursuant to Section 7.4 or lawsuit pursuant to Section 7.5 may be commenced by or on behalf of a claimant with respect to this Plan until after and unless the claim and review process described above in this Article VII has been exhausted. A claimant must follow the claims procedure forth in Sections 7.1, 7.2 and 7.3 (and comply with all applicable deadlines established as part thereof) as a condition to the receipt of any benefits claimed under the Plan, and as a condition to the availability of any other relief under or with respect to the Plan. If a claimant follows the claims procedure and his or her final appeal is denied, in whole or in part, under Section 7.3, and he or she is not subject to mandatory arbitration under Section 7.4, he or she will have one year following the date of the final determination of an appeal under Section 7.3 to file a lawsuit with respect to that claim, and failure to meet the one-year deadline will extinguish his or her right to file a lawsuit with respect to that claim.

    7.4    Mandatory Arbitration Procedure.

        (a)    Any claim remaining after the claim review process described above in this Article VII has been exhausted shall, to the extent permitted by applicable law and except as otherwise provided in Section 7.5, be submitted exclusively to mandatory arbitration in New York City or, at the Company’s election, another agreed-upon location.

        (b)    Except as otherwise set forth herein, said arbitration shall be pursuant to the National Rules for Resolution of Employment Disputes of the American Arbitration Association, as amended from time to time. The matter shall be submitted to one arbitrator who shall be a lawyer with at least ten (10) years professional experience and who has familiarity with employee compensation plans. All information regarding the claim or arbitration, including the arbitration award, shall not be disclosed by the claimant or the arbitrator to any third party, except pursuant to legal process, without the written consent of Dover Corporation. In no event may the arbitrator allow the claimant to join claims of any other claimant in a single arbitration proceeding without the written consent of Dover Corporation. The arbitrator shall have no authority to add to, detract
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from, or otherwise modify any provisions of the Plan (including this Section 7.4) or of the Trust Agreement. The arbitrator shall apply the substantive law of the State of New York to the extent not preempted by federal law, and the arbitrator’s decision shall be final and binding. The arbitrator’s fees shall be borne by the party which does not prevail. If neither party prevails entirely, the arbitrator’s fees shall be paid as determined by the arbitrator.

    7.5    Procedure After a Change of Control. After a Change of Control, a Participant or Beneficiary may elect to submit any claim remaining after the claim review process described above in this Article VIII has been exhausted, to the extent permitted by applicable law, to mandatory arbitration pursuant to Section 7.4 or the Participant or Beneficiary may file a lawsuit in any court of competent jurisdiction to resolve the claim.

ARTICLE VIII

ADMINISTRATION

    8.1    Plan Administration. The Plan shall be administered by the Committee. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Committee may delegate any of its powers or duties to others as it shall determine and may retain counsel, agents and such clerical and accounting services as it may require in carrying out the provisions of the Plan. An employee of the Company or Committee member who is also a Participant in the Plan shall not be involved in the decisions of the Company or Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

    8.2    Information. The records of the Company shall be determinative of each Participant's period of employment, Termination of Service, leave of absence, reemployment, years of service, personal data, and Salary, Bonus, Cash-Based Long Term Compensation and other Compensation. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

    8.3    Periodic Statements. The Committee shall furnish statements to each Participant reflecting the amount credited to a Participant’s Deferred Compensation Account and transactions therein not less frequently than once each calendar year.

    8.4    Indemnification. No employee of the Company or member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan, and the Company shall indemnify and hold harmless each
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member of the Committee therefor, including indemnification for any expenses and legal fees incurred in connection therewith, unless attributable to his or her own fraud or willful misconduct. The Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

    8.5    Expenses of Administration. Any expense incurred by the Company or the Committee relative to the administration of the Plan shall be paid by the Company.

ARTICLE IX

MISCELLANEOUS

    9.1    Amendment and Termination. The Plan may be amended at any time by the Committee and may be terminated at any time by the Committee; provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to the Deferred Compensation Accounts prior to such amendment or termination, without the written consent of the Participant.

    9.2    No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee or Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

    9.3    No Right to Company Assets. Neither a Participant, a Beneficiary, nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder in a Trust. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Each Participant and his or her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person. Nothing herein shall preclude the Company from purchasing life insurance policies to provide any of the Benefits or to have any such policies purchased held by the Trust.

    9.4    No Employment Rights. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company as an employee.

    9.5    Offset. If, at the time payments or installments of payments are to be made hereunder, either the Participant or Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation.
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However, an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.

    9.6    Non-assignability. Neither a Participant, a Beneficiary, nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant, a Beneficiary, or any other person, or be transferable by operation of law in the event of a Participant's, a Beneficiary's, or any other person's bankruptcy or insolvency.

    9.7    Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Committee or the Company, delivered to the principal office of the Company, directed to the attention of the Committee, or if delivered in such other manner as the Committee or Company may direct. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the third business day after the date shown on the postmark or the receipt for registration or certification.

    9.8    Governing Laws. The Plan shall be construed and administered according to the laws of the State of New York to the extent not preempted by federal law.

    9.9    Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

    9.10    Successors. The terms and conditions of this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

    9.11    Compliance. The Committee shall impose such restrictions on the Plan, any interest therein or any interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other applicable stock exchange or automated quotation system, any state securities laws applicable to such a transfer, any provision of the Company’s Certificate of Incorporation or Bylaws, or any other law, regulation or binding contract to which the Company is a party.

    9.12    Tax Withholding. The Company shall have the right to deduct from amounts otherwise payable in settlement of a Participant’s Deferred Compensation Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment.
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    9.13    Entire Agreement. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Company other than those set forth or provided for herein.

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APPENDIX 1

Examples of Distributions Pursuant to Section 6.9

    The examples set forth below are solely for purposes of illustration with respect to the valuation and distribution of amounts payable from the Plan:

    (a)     A Participant terminates employment on account of Retirement on March 2, 2020. The Participant has not made any provision for deferral or for payment other than in a single lump sum payment. The Participant’s Deferred Compensation Account will be valued as of March 15, 2021 and distribution of the Deferred Compensation Account will be made no later than March 31, 2021.

    (b)    A Participant terminates employment on account of Retirement on March 2, 2020. The Participant has elected to have the payment deferred for two years following Retirement. The “distributable event” occurs on March 2, 2022. The Participant’s Deferred Compensation Account will be valued as of March 15, 2023 and distribution of the Deferred Compensation Account will be made no later than March 31, 2023.

    (c)    A Participant terminates employment on account of Retirement on March 2, 2020. The Participant has elected to have the payment deferred for two years following Retirement and then to be paid in five installments. The “distributable event” occurs on March 2, 2022. The Participant’s Deferred Compensation Account will be valued as of March 15, 2023. The value of the Deferred Compensation Account will be divided by five and the resulting amount will be distributed no later than March 31, 2023. The remaining Deferred Compensation Account will then be valued as of March 15, 2024. This value will be divided by four and the resulting amount will be distributed no later than March 31, 2024. Subsequently, one-third of the March 15, 2025 value will be distributed no later than March 31, 2025, one-half of the March 15, 2026 value will be distributed no later than March 31, 2026 and the balance of the Deferred Compensation Account, valued as of March 15, 2027 will be distributed no later than March 31, 2027.

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APPENDIX 2

Notwithstanding any provision of the Plan to the contrary, those employees of Knowles Corporation, and of those entities which were spun-off to the shareholders of the Company together with Knowles Corporation, who were actively employed, or were on a leave of absence approved, by Knowles Corporation or such entities, ceased to be Participants in the Plan effective as of December 31, 2013, and such employees were not eligible to defer any Compensation earned in any Plan Year commencing after December 31, 2013 (but Bonus deferrals in respect of the 2013 Plan Year was credited to a Participant's Deferred Compensation Account when paid in 2014), and employees of such entities were not permitted to become Participants in the Plan after December 31, 2013. The Deferred Compensation Accounts for such employees of Knowles Corporation and such entities were assumed by Knowles Corporation as of the effective date of the spin-off transaction and ceased to be a liability of the Company.

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APPENDIX 3

3A.1.1    For purposes of this Appendix 3, the following terms shall have the meanings set forth below. Terms not otherwise defined in this Appendix 3 shall have the meaning given such terms under the Plan.
(a)    "Affected Employee" means those employees of Apergy Corporation, and its subsidiaries who, as of the Effective Time, were actively employed or on a leave of absence approved by Apergy Corporation or its subsidiaries and who as of such date had a Deferred Compensation Account and/or Supplemental Accrued Benefit under the Plan.
(b)    "Effective Time" has the meaning given such term under the Separation and Distribution Agreement between the Company and Apergy Corporation dated May 9, 2018.
3A.1.2    As of the Effective Time, the liability for the value of the Deferred Compensation Accounts (determined as of the Effective Time) of each Affected Employee was assumed by Apergy Corporation or one of its subsidiaries and shall be administered in accordance with the Apergy Executive Deferred Compensation Plan and ceased to be a liability of the Company.
3A.1.3    Effective as of May 1, 2018, (i) the accrued Supplemental Accrued Benefit, if any, of each Affected Employee was converted to an actuarially equivalent lump sum amount using the assumptions for determining actuarially equivalent lump sums in the SI-Dover Corporation Pension Program of the Dover Corporation Pension Plan as in effect as of immediately prior to the Effective Time, and (ii) following the conversion described in (i), the lump sum value shall was reduced by the amounts necessary to pay the employee portion of any Federal Insurance Contributions Act ("FICA") taxes payable with respect to the lump sum amount and any federal, state or local income taxes that became payable by an Affected Employee as a result of the reduction for FICA taxes as permitted under Treasury Regulation Section 1.409A-3(j)(4)(vii) using tax rate and other assumptions as determined by the Company.
3A.1.4    As of the Effective Time, the liability for the value of the lump sum Supplemental Accrued Benefit amount of each Affected Employee, as determined in accordance with Section 3A.1.3 of this Appendix 3, was assumed by Apergy Corporation or one of its subsidiaries, and shall be administered in accordance with the Apergy Executive Deferred Compensation Plan and ceased to be a liability of the Company.
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